SLM Private Credit Student Loan Trust 2003-C
Quarterly Servicing Report
Report Date: 11/30/2004 Reporting Period: 9/1/04-11/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		8/31/2004	Activity	11/30/2004
A	i	Portfolio Balance	$1,186,032,124.48	($1,370,137.70)	$1,184,661,986.78
	ii	Interest to be Capitalized	50,020,280.80		43,166,983.90

	iii	Total Pool	$1,236,052,405.28		$1,227,828,970.68
	iv	Cash Capitalization Account (Cii)	102,811,061.00		74,402,741.74

	v	Asset Balance	$1,338,863,466.28		$1,302,231,712.42

	i	Weighted Average Coupon (WAC)	4.907%		5.391%
	ii	Weighted Average Remaining Term	183.32		182.67
	iii	Number of Loans	130,825		129,518
	iv	Number of Borrowers	89,057		88,198
	v	Prime Loans Outstanding	$1,093,674,344		$1,089,950,140
	vi	T-bill Loans Outstanding	$140,952,520		$136,469,856
	vii	Fixed Loans Outstanding	$1,425,541		$1,408,974

						% of		% of
	Notes		Cusips	Spread	Balance 9/15/04	O/S Securities**	Balance 12/15/04	O/S Securities**
B	i	A-1 Notes	78443CAY0	0.100%	$565,794,923.83	43.131%	$529,163,169.97	41.497%
	ii	A-2 Notes	78443CAZ7	0.390%	421,173,000.00	32.106%	421,173,000.00	33.029%
	iii	A-3 ARS	78443CBA1	ARS	75,000,000.00	5.717%	75,000,000.00	5.882%
	iv	A-4 ARS	78443CBB9	ARS	75,000,000.00	5.717%	75,000,000.00	5.882%
	v	A-5 ARS	78443CBC7	ARS	70,000,000.00	5.336%	70,000,000.00	5.489%
	vi	B Notes	78443CBD5	0.800%	43,965,000.00	3.352%	43,965,000.00	3.448%
	vii	C Notes	78443CBE3	1.600%	60,875,000.00	4.641%	60,875,000.00	4.774%

	viii	Total Notes			$1,311,807,923.83	100.000%	$1,275,176,169.97	100.000%

			9/15/2004	12/15/2004
C	i	Specified Reserve Account Balance ($)	$3,124,915.00	$3,124,915.00
	ii	Reserve Account Balance ($)	$3,124,915.00	$3,124,915.00
	iii	Cash Capitalization Acct Balance ($)	$102,811,061.00	$74,402,741.74
	iv	Initial Asset Balance	$1,352,777,122.47	$1,352,777,122.47
	v	Specified Overcollateralization Amount	$27,055,542.45	$27,055,542.45
	vi	Actual Overcollateralization Amount	$27,055,542.45	$27,055,542.45
	vii	Has the Stepdown Date Occurred?*	No	No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and September 15, 2008. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

**	Percentages may not total 100% due to rounding

II. 2003-C            Transactions from: 8/31/2004 through: 11/30/2004

A	Student Loan Principal Activity
	i	Principal Payments Received	$14,588,045.37
	ii	Purchases by Servicer (Delinquencies >180)	2,977,902.56
	iii	Other Servicer Reimbursements	68,476.55
	iv	Seller Reimbursements	38,982.99

	v	Total Principal Collections	$17,673,407.47

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(15,050,635.24)
	iii	Capitalized Insurance Fee	(1,222,921.88)
	iv	Other Adjustments	(29,712.65)

	v	Total Non-Cash Principal Activity	$(16,303,269.77)

C	Total Student Loan Principal Activity		$1,370,137.70

D	Student Loan Interest Activity
	i	Interest Payments Received	$6,399,699.05
	ii	Purchases by Servicer (Delinquencies >180)	129,968.23
	iii	Other Servicer Reimbursements	5,682.57
	iv	Seller Reimbursements	756.08
	v	Late Fees	93,549.58
	vi	Collection Fees/Return Items	0.00

	vii	Total Interest Collections	$6,629,655.51

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	15,050,635.24
	iii	Other Interest Adjustments	19,596.01

	iv	Total Non-Cash Interest Adjustments	$15,070,231.25

F	Total Student Loan Interest Activity		$21,699,886.76

III. 2003-C Collection Account Activity 8/31/2004 through: 11/30/2004
A	Principal Collections
	i	Principal Payments Received	$13,960,870.04
	ii	Consolidation Principal Payments	627,175.33
	iii	Purchases by Servicer (Delinquencies >180)	2,977,902.56
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	68,476.55
	vi	Other Re-purchased Principal	38,982.99

	vii	Total Principal Collections	$17,673,407.47

B	Interest Collections
	i	Interest Payments Received	$6,393,885.44
	ii	Consolidation Interest Payments	5,813.61
	iii	Purchases by Servicer (Delinquencies >180)	129,968.23
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	5,682.57
	vi	Other Re-purchased Interest	756.08
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	93,549.58

	ix	Total Interest Collections	$6,629,655.51

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$0.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$486,188.78

G	Borrower Incentive Reimbursements		$39,151.34

H	Interest Rate Cap Proceeds		$0.00

I	Gross Swap Receipt		$5,197,383.52

J	Other Deposits		$55,117.34

	TOTAL FUNDS RECEIVED		$30,080,903.96

	LESS FUNDS PREVIOUSLY REMITTED:
	i Funds Allocated to the Future Distribution Account		$(7,983,811.03)
	ii Funds Released from the Future Distribution Account		$5,514,273.83

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$27,611,366.76

K	Amount released from Cash Capitalizaton Account		$28,408,319.26

L	AVAILABLE FUNDS		$56,019,686.02

M	Servicing Fees Due for Current Period		$687,791.78

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$707,791.78

IV. 2003-C Future Distribution Account Activity

A	Account Reconciliation

	i	Beginning Balance	9/15/2004	$2,338,059.91
	ii	Total Allocations for Distribution Period		$5,645,751.12
	iii	Total Payments for Distribution Period		$(2,469,537.20)
	iv	Funds Released to the Collection Account		$(5,514,273.83)

	v	Total Balance Prior to Current Month Allocations		$0.00

	vi	Ending Balance	12/15/2004	$3,093,549.61

B	Monthly Allocations to the Future Distribution Account

	Monthly Allocation Date		9/15/2004
	i	Primary Servicing Fees		$693,831.47
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		38,225.00
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		1,599,336.78
	v	Interest Accrued on the Class B Notes		0.00

	vi	Balance as of	9/15/2004	$2,338,059.91

	Monthly Allocation Date		10/15/2004
	i	Primary Servicing Fees		$691,852.07
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		39,499.17
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		2,106,042.20
	v	Interest Accrued on the Class B Notes		0.00

	vi	Total Allocations		$2,844,060.10

	Monthly Allocation Date		11/15/2004
	i	Primary Servicing Fees		$690,110.67
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		38,225.00
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		2,066,688.69
	v	Interest Accrued on the Class B Notes		0.00

	vi	Total Allocations		$2,801,691.02

C	Total Future Distribution Account Deposits Previously Allocated			$7,983,811.03

D	Current Month Allocations		12/15/2004
	i	Primary Servicing		$687,791.78
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		43,321.66
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		2,355,769.51
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Allocations on the Distribution Date		$3,093,549.61

V. 2003-C Auction Rate Security Detail

A	Auction Rate Securities — Payments During Distribution Period

		Payment	Security	Interest	No. of
	i	Date	Description	Rate	Days	Start Date	End Date	Interest Payment
		09/23/2004	SLMPC TRUST 2003C A5	1.700000%	28	08/26/2004	09/23/2004	92,555.56
		10/05/2004	SLMPC TRUST 2003C A3	1.750000%	28	09/07/2004	10/05/2004	102,083.33
		10/12/2004	SLMPC TRUST 2003C A4	1.830000%	28	09/14/2004	10/12/2004	106,750.00
		10/21/2004	SLMPC TRUST 2003C A5	1.910000%	28	09/23/2004	10/21/2004	103,988.89
		11/02/2004	SLMPC TRUST 2003C A3	1.910000%	28	10/05/2004	11/02/2004	111,416.67
		11/09/2004	SLMPC TRUST 2003C A4	1.950000%	28	10/12/2004	11/09/2004	113,750.00
		11/18/2004	SLMPC TRUST 2003C A5	1.950000%	28	10/21/2004	11/18/2004	106,166.67
		11/30/2004	SLMPC TRUST 2003C A3	2.050000%	28	11/02/2004	11/30/2004	119,583.33
		12/07/2004	SLMPC TRUST 2003C A4	2.130000%	28	11/09/2004	12/07/2004	124,250.00

	ii	Auction Rate Note Interest Paid During Distribution Period			9/15/04-12/15/04			$980,544.45
	iii	Broker/Dealer Fees Paid During Distribution Period			9/15/04-12/15/04			$102,666.69
	iv	Auction Agent Fees Paid During Distribution Period			9/15/04-12/15/04			$4,363.32
	v	Primary Servicing Fees Remitted			9/15/04-12/15/04			$1,381,962.74

	vi	Total						$2,469,537.20
		- Less: Auction Rate Security Interest Payments due on the Distribution Date						$0.00
		- Less: Auction Rate Security Auction Agent Fees due on the Distribution Date						$0.00
		- Less: Auction Rate Security Broker Dealer Fees due on the Distribution Date						$0.00

B	Total Payments Out of Future Distribution Account During Collection Period							$2,469,537.20

C	Funds Released to Collection Account							$5,514,273.83

D	Auction Rate Student Loan Rates			Sep-04	Oct-04	Nov-04
				3.97043%	3.97040%	4.45340%

VI. 2003-C Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool		8/31/2004	11/30/2004

		December 15, 2003 to June 16, 2008	15%		$187,494,909.22	$187,494,909.22
		September 15, 2008 to June 15, 2011	18%
		September 15, 2011 and thereafter	20%
	ii	Cumulative Realized Losses (Net of Recoveries)			$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?		Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period			$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period			$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period			$0.00	$0.00

	v	Total Recoveries for Period			$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer			$3,657,617.19	$6,635,519.75
	iii	Cumulative Interest Purchases by Servicer			128,850.93	258,819.16

	iv	Total Gross Defaults:			$3,786,468.12	$6,894,338.91

VII. 2003-C Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004
INTERIM:
In School	4.784%	5.262%	37,323	35,188	28.529%	27.168%	$309,124,211.02	$289,883,952.60	26.064%	24.470%

Grace	4.769%	5.429%	20,667	9,880	15.797%	7.628%	$204,882,077.52	$102,678,499.14	17.275%	8.667%

Deferment	4.947%	5.489%	4,628	6,973	3.538%	5.384%	$39,399,572.93	$60,500,621.15	3.322%	5.107%

TOTAL INTERIM	4.790%	5.330%	62,618	52,041	47.864%	40.181%	$553,405,861.47	$453,063,072.89	46.661%	38.244%
REPAYMENT
Active
Current	4.853%	5.277%	53,750	66,209	41.085%	51.120%	$489,127,130.59	$615,474,418.88	41.241%	51.954%
31-60 Days Delinquent	5.491%	6.520%	2,011	1,735	1.537%	1.340%	16,965,231.87	$15,154,278.02	1.430%	1.279%
61-90 Days Delinquent	5.764%	6.757%	992	762	0.758%	0.588%	9,555,835.48	$7,232,304.36	0.806%	0.610%
91-120 Days Delinquent	6.222%	6.511%	538	488	0.411%	0.377%	4,548,896.11	$4,346,537.58	0.384%	0.367%
121-150 Days Delinquent	6.783%	6.542%	300	652	0.229%	0.503%	2,313,025.12	$5,501,100.85	0.195%	0.464%
151-180 Days Delinquent	6.394%	6.637%	180	295	0.138%	0.228%	1,688,808.60	$2,879,033.02	0.142%	0.243%
> 180 Days Delinquent	6.000%	0.000%	2	0	0.002%	0.000%	9,986.41	$—	0.001%	0.000%

Forbearance	5.457%	6.084%	10,434	7,336	7.976%	5.664%	108,417,348.83	$81,011,241.18	9.141%	6.838%

TOTAL REPAYMENT	5.009%	5.429%	68,207	77,477	52.136%	59.819%	$632,626,263.01	$731,598,913.89	53.339%	61.756%

GRAND TOTAL	4.907%	5.391%	130,825	129,518	100.000%	100.000%	$1,186,032,124.48	$1,184,661,986.78	100.000%	100.000%

* Percentages may not total 100% due to rounding

VIII. 2003-C Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

-Signature Loans	5.468%	98,954	$863,831,923.80	72.918%
-Law Loans	5.577%	19,454	174,789,515.24	14.754%
-Med Loans	4.904%	3,391	30,493,418.45	2.574%
-MBA Loans	4.623%	7,719	115,547,129.29	9.754%

- Total	5.391%	129,518	$1,184,661,986.78	100.000%

* Percentages may not total 100% due to rounding

IX. 2003-C Interest Rate Swap and Cap Calculations

A	Swap Payments
					Counterparty A	Counterparty B

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$546,837,172.18	$546,837,172.18
	Counterparty Pays:
	ii	3 Month Libor			1.88000%	1.88000%
	iii	Gross Swap Receipt Due Trust			$2,598,691.76	$2,598,691.76
	iv	Days in Period	9/15/2004	12/15/2004	91	91

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less	2.6500%		1.85000%	1.85000%
	vi	Gross Swap Payment Due Counterparty			$2,515,301.58	$2,515,301.58
	vii	Days in Period	9/15/2004	12/15/2004	91	91

B	Cap Payments				Cap Calculation

	i	Notional Swap Amount			$860,000,000.00
	Counterparty Pays:
	ii	3 Month Libor (interpolated for first accrual period)			1.88000%
	iii	Cap Rate			6.00000%

	iv	Excess (if any) of Libor over Cap Rate (ii-iii)			0.00000%
	v	Days in Period	9/15/2004	12/15/2004	91
	vi	Cap Payment due Trust			$0.00

X. 2003-C Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.0050050	(9/15/04—12/15/04)	1.98000%

B	Class A-2 Interest Rate	0.0057381	(9/15/04—12/15/04)	2.27000%

C	Class B Interest Rate	0.0067744	(9/15/04—12/15/04)	2.68000%

D	Class C Interest Rate	0.0087967	(9/15/04—12/15/04)	3.48000%

XI. 2003-C Inputs From Prior Period 8/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance		$1,186,032,124.48
	ii	Interest To Be Capitalized		50,020,280.80

	iii	Total Pool		$1,236,052,405.28
	iv	Cash Capitalization Account (CI)		102,811,061.00

	v	Asset Balance		$1,338,863,466.28

B	Total Note and Certificate Factor			0.9745879
C	Total Note Balance			$1,311,807,923.83

D	Note Balance 9/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B	Class C

	i	Current Factor	0.9429915	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$565,794,923.83	$421,173,000.00	$75,000,000.00	$75,000,000.00	$70,000,000.00	$43,965,000.00	$60,875,000.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
I	Unpaid Administration fees from Prior Quarter(s)			$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

XII. 2003-C Note Parity Triggers

				Class A	Class B	Class C
		Notes Outstanding	9/15/04	$1,206,967,924	$1,250,932,924	$1,311,807,924
		Asset Balance	8/31/04	$1,338,863,466	$1,338,863,466	$1,338,863,466

		Pool Balance	11/30/04	$1,227,828,971	$1,227,828,971	$1,227,828,971
		Amounts on Deposit*	12/15/04	119,435,515	119,137,677	118,602,180
		Total		$1,347,264,486	$1,346,966,648	$1,346,431,151

		Are the Notes in Excess of the Asset Balance?		No	No	No
		Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

		Are the Notes Parity Triggers in Effect?		No	No	No

		Class A Enhancement		$131,895,542.45
		Specified Class A Enhancement		$195,334,756.86	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

		Class B Enhancement		$87,930,542.45
		Specified Class B Enhancement		$131,850,960.88	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

		Class C Enhancement		$27,055,542.45
		Specified Class C Enhancement		$39,066,951.37	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

*Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through F for the Class A; Items B through H for the Class B; and Items B through J for the Class C

XIII. 2003-C Cash Capitalization Account Triggers

A		Cash Capitalization Account Balance as of Collection End Date	11/30/2004		$102,811,061.00
		Less: Excess of Trust fees & Note interest due over Available Funds	12/15/2004		$0.00

		Cash Capitalization Account Balance (CI)*			$102,811,061.00

B	i	5.50% of Initial Asset Balance			$74,402,741.74
	ii	Excess, CI over 5.5% of initial Asset Bal			$28,408,319.26
	iii	Release A(ii) excess to Collection Account?**	12/15/2004		RELEASE FROM CASH CAP

C	i	3.50% of Initial Asset Balance			$47,347,199.29
	ii	Excess, CI over 3.5% of initial Asset Bal			$55,463,861.71
	iii	Release B(ii) excess to Collection Account?**	12/15/2004		DO NOT RELEASE

		Release from Cash Capitalization Account ®*	12/15/2004		$28,408,319.26

*as defined under “Asset Balance” on page S-78 of the prospectus supplement
**determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-58 of the prospectus supplement

XIV. 2003-C Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	9/15/2004	$1,206,967,923.83
	iii	Asset Balance	11/30/2004	$1,302,231,712.42

	iv	First Priority Principal Distribution Amount	12/15/2004	$0.00

	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	9/15/2004	$1,250,932,923.83
	vii	Asset Balance	11/30/2004	$1,302,231,712.42
	viii	First Priority Principal Distribution Amount	12/15/2004	$0.00

	ix	Second Priority Principal Distribution Amount	12/15/2004	$0.00

	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	9/15/2004	$1,311,807,923.83
	xii	Asset Balance	11/30/2004	$1,302,231,712.42
	xiii	First Priority Principal Distribution Amount	12/15/2004	$0.00
	xiv	Second Priority Principal Distribution Amount	12/15/2004	$0.00

	xv	Third Priority Principal Distribution Amount	12/15/2004	$9,576,211.41

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	9/15/2004	$1,311,807,923.83

	ii	Asset Balance	11/30/2004	$1,302,231,712.42
	iii	Specified Overcollateralization Amount	12/15/2004	$27,055,542.45
	iv	First Priority Principal Distribution Amount	12/15/2004	$0.00
	v	Second Priority Principal Distribution Amount	12/15/2004	$0.00
	vi	Third Priority Principal Distribution Amount	12/15/2004	$9,576,211.41
	vii	Regular Principal Distribution Amount		$27,055,542.45

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	11/30/2004	$1,302,231,712.42
	iii	85% of Asset Balance	11/30/2004	$1,106,896,955.56
	iv	Specified Overcollateralization Amount	12/15/2004	$27,055,542.45
	v	Lesser of (iii) and (ii — iv)		$1,106,896,955.56
	vi	Class A Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$36,631,753.86
	vii	Class A Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	11/30/2004	$1,302,231,712.42
	iii	89.875% of Asset Balance	11/30/2004	$1,170,380,751.54
	iv	Specified Overcollateralization Amount	12/15/2004	$27,055,542.45
	v	Lesser of (iii) and (ii — iv)		$1,170,380,751.54
	vi	Class B Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$0.00
	vii	Class B Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	11/30/2004	$1,302,231,712.42
	iii	97% of Asset Balance	11/30/2004	$1,263,164,761.05
	iv	Specified Overcollateralization Amount	12/15/2004	$27,055,542.45
	v	Lesser of (iii) and (ii — iv)		$1,263,164,761.05
	vi	Class C Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$0.00
	vii	Class C Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

XV. 2003-C Waterfall for Distributions

						Remaining
						Funds Balance

A		Total Available Funds (Sections III-J)			$56,019,686.02	$56,019,686.02

B		Primary Servicing Fees — Current Month plus any Unpaid			$687,791.78	$55,331,894.24

C		Quarterly Administration Fee plus any Unpaid			$20,000.00	$55,311,894.24

D		Auction Agent Fees Due	12/15/2004		$0.00	$55,311,894.24
		Broker/Dealer Fees Due	12/15/2004		$0.00	$55,311,894.24

E		Gross Swap Payment due Counterparty A			$2,515,301.58	$52,796,592.66
		Gross Swap Payment due Counterparty B			$2,515,301.58	$50,281,291.08

F	i	Class A-1 Noteholders’ Interest Distribution Amount due		12/15/2004	$2,831,803.59	$47,449,487.49
	ii	Class A-2 Noteholders’ Interest Distribution Amount due		12/15/2004	$2,416,714.07	$45,032,773.42
	iii	Class A-3 Noteholders’ Interest Distribution Amount due		12/15/2004	$0.00	$45,032,773.42
	iv	Class A-4 Noteholders’ Interest Distribution Amount due		12/15/2004	$0.00	$45,032,773.42
	v	Class A-5 Noteholders’ Interest Distribution Amount due		12/15/2004	$0.00	$45,032,773.42
	vi	Swap Termination Fees due		12/15/2004	$0.00	$45,032,773.42

G		First Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$45,032,773.42

H		Class B Noteholders’ Interest Distribuition Amount due		12/15/2004	$297,838.45	$44,734,934.97

I		Second Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$44,734,934.97

J		Class C Noteholders’ Interest Distribuition Amount			$535,497.08	$44,199,437.89

K		Third Priority Principal Distribution Amount — Principal Distribution Account			$9,576,211.41	$34,623,226.48

L		Increase to the Specified Reserve Account Balance			$0.00	$34,623,226.48

M		Regular Principal Distribution Amount — Principal Distribution Account			$27,055,542.45	$7,567,684.03

N		Carryover Servicing Fees			$0.00	$7,567,684.03

O		Auction Rate Noteholder’s Interest Carryover
	i	Class A-3			$0.00	$7,567,684.03
	ii	Class A-4			$0.00	$7,567,684.03
	iii	Class A-5			$0.00	$7,567,684.03

P		Swap Termination Payments			$0.00	$7,567,684.03

Q		Additional Principal Distribution Amount — Principal Distribution Account			$0.00	$7,567,684.03

R		Remaining Funds to the Certificateholders			$7,567,684.03	$0.00

XVI. 2003-C Principal Distribution Account Allocations

				Remaining
				Funds Balance

A		Total from Collection Account	$36,631,753.86	$36,631,753.86

B	i	Class A-1 Principal Distribution Amount Paid	$36,631,753.86	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00
	iv	Class A-4 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00
	v	Class A-5 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00

C		Class B Principal Distribution Amount Paid	$0.00	$0.00

D		Class C Principal Distribution Amount Paid	$0.00	$0.00

E		Remaining Class C Distribution Paid	$0.00	$0.00

F		Remaining Class B Distribution Paid	$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid (or allocated)	$0.00	$0.00
	iv	Remaining Class A-4 Distribution Paid (or allocated)	$0.00	$0.00
	v	Remaining Class A-5 Distribution Paid (or allocated)	$0.00	$0.00

XVII. 2003-C Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due	$2,831,803.59	$2,416,714.07	$0.00	$0.00	$297,838.45	$535,497.08
	ii	Quarterly Interest Paid	2,831,803.59	2,416,714.07	0.00	0.00	297,838.45	535,497.08

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount	$36,631,753.86	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or allocated)	36,631,753.86	0.00	0.00	0.00	0.00	0.00

	ix	Difference	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$39,463,557.45	$2,416,714.07	$0.00	$0.00	$297,838.45	$535,497.08

B	Note Balances			9/15/2004	Paydown Factors	12/15/2004
	i	A-1 Note Balance	78443CAY0	$565,794,923.83		$529,163,169.97
		A-1 Note Pool Factor		0.9429915	0.0610529	0.8819386

	ii	A-2 Note Balance	78443CAZ7	$421,173,000.00		$421,173,000.00
		A-2 Note Pool Factor		1.0000000	0.0000000	1.0000000	Next ARS
							Pay Date	Balances
	iii	A-3 Note Balance	78443CBA1	$75,000,000.00		$75,000,000.00	12/28/04	$75,000,000.00
		A-3 Note Pool Factor		1.0000000	0.0000000	1.0000000		1.0000000

	iv	A-4 Note Balance	78443CBB9	$75,000,000.00		$75,000,000.00	01/05/05	$75,000,000.00
		A-4 Note Pool Factor		1.0000000	0.0000000	1.0000000		1.0000000

	v	A-5 Note Balance	78443CBC7	$70,000,000.00		$70,000,000.00	12/16/04	$70,000,000.00
		A-5 Note Pool Factor		1.0000000	0.0000000	1.0000000		1.0000000

	vi	B Note Balance	78443CBD5	$43,965,000.00		$43,965,000.00
		B Note Pool Factor		1.0000000	0.0000000	1.0000000

	vii	C Note Balance	78443CBE3	$60,875,000.00		$60,875,000.00
		C Note Pool Factor		1.0000000	0.0000000	1.0000000

XVIII. 2003-C Historical Pool Information

			9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	12/01/03-02/29/03	08/18/03-11/30/03
Beginning Student Loan Portfolio Balance			$1,186,032,124.48	$1,191,380,848.59	$1,201,155,217.98	$1,205,163,347.06	$1,202,893,173.22

	Student Loan Principal Activity
	i	Principal Payments Received	$14,588,045.37	$14,052,958.69	$13,747,785.94	$12,789,181.37	$13,196,464.40
	ii	Purchases by Servicer (Delinquencies >180)	2,977,902.56	1,411,770.44	1,017,501.03	1,151,451.03	76,894.69
	iii	Other Servicer Reimbursements	68,476.55	27,448.07	(32,006.81)	1,819.35	1,730.97
	iv	Seller Reimbursements	38,982.99	—	93,452.56	175,765.85	665,294.10

	v	Total Principal Collections	$17,673,407.47	$15,492,177.20	$14,826,732.72	$14,118,217.60	$13,940,384.16
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—
	ii	Capitalized Interest	(15,050,635.24)	(9,506,536.21)	(4,848,056.60)	(8,930,525.57)	(14,369,110.75)
	iii	Capitalized Insurance Fee	($1,222,921.88)	($636,979.00)	($206,100.24)	($1,165,239.70)	($1,810,969.76)
	iv	Other Adjustments	(29,712.65)	62.12	1,793.51	(14,323.25)	(30,477.49)

	v	Total Non-Cash Principal Activity	$(16,303,269.77)	$(10,143,453.09)	$(5,052,363.33)	$(10,110,088.52)	$(16,210,558.00)
(-)	Total Student Loan Principal Activity		$1,370,137.70	$5,348,724.11	$9,774,369.39	$4,008,129.08	$(2,270,173.84)

	Student Loan Interest Activity

	i	Interest Payments Received	$6,399,699.05	$5,830,705.16	$5,369,428.80	$4,838,239.81	$4,365,636.18
	ii	Repurchases by Servicer (Delinquencies >180)	129,968.23	53,382.54	34,855.48	40,125.17	487.74
	iii	Other Servicer Reimbursements	5,682.57	2,159.49	(1,906.22)	61.76	15.64
	iv	Seller Reimbursements	756.08	(0.00)	7,807.48	11,832.95	46,145.91
	v	Late Fees	93,549.58	78,655.83	67,109.33	62,849.57	51,362.80
	vi	Collection Fees	—	—	—	—	—

	viii	Total Interest Collections	6,629,655.51	5,964,903.02	5,477,294.87	4,953,109.26	4,463,648.27
	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—
	ii	Capitalized Interest	15,050,635.24	9,506,536.21	4,848,056.60	8,930,525.57	14,369,110.75
	iii	Other Interest Adjustments	19,596.01	13,583.52	28,841.20	33,539.19	104,599.84

	iv	Total Non-Cash Interest Adjustments	$15,070,231.25	$9,520,119.73	$4,876,897.80	$8,964,064.76	$14,473,710.59

	v	Total Student Loan Interest Activity	$21,699,886.76	$15,485,022.75	$10,354,192.67	$13,917,174.02	$18,937,358.86

(=)	Ending Student Loan Portfolio Balance		$1,184,661,986.78	$1,186,032,124.48	$1,191,380,848.59	$1,201,155,217.98	$1,205,163,347.06
(+)	Interest to be Capitalized		$43,166,983.90	$50,020,280.80	$51,103,120.52	$46,965,543.28	$46,656,743.34

(=)	TOTAL POOL		$1,227,828,970.68	$1,236,052,405.28	$1,242,483,969.11	$1,248,120,761.26	$1,251,820,090.40

(+)	Cash Capitalization Account Balance (CI)		$74,402,741.74	$102,811,061.00	$102,811,061.00	$102,811,061.00	$102,811,061.00

(=)	Asset Balance		$1,302,231,712.42	$1,338,863,466.28	$1,345,295,030.11	$1,350,931,822.26	$1,354,631,151.40

XIX. 2003-C Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Dec-03	$1,251,820,090	2.20%
Mar-03	$1,248,120,761	2.03%
Jun-04	$1,242,483,969	1.77%
Sep-04	$1,236,052,405	1.71%
Dec-04	$1,227,828,971	2.00%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.